UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ORIENT PAPER, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4158835
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Nansan Gongli, Nanhuan Road

Xushui County, Baoding City

Hebei Province, The People’s Republic of China 072550

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Orient Paper, Inc., a Nevada corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC. The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Common Stock” in the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2009, and is hereby incorporated by reference herein.

Item 2.	Exhibits

2.1

Agreement and Plan of Merger, dated October 29, 2007, by and among Carlateral, Inc., CARZ Merger Sub, Inc., Dongfang Zhiye Holding Limited, and the shareholders of Dongfang Zhiye Holding Limited (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2007).

3.1

Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).

3.2

Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2007).

3.3	By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).
4.1

Specimen of Common Stock certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2009	ORIENT PAPER, INC.

	By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer